Exhibit 99.1

Blackboxstocks, Inc. Signs Definitive Agreement to Acquire Evtec Aluminium, Supplier of Proprietary Parts for the EV, Hybrid, and Performance Automotive Market, with Projected Revenue of US$52 Million for Fiscal Year Ending June 30, 2024

-Blackbox Stockholders to retain 26.7% of the combined company’s 12,000,000 common shares post-merger plus receive a Contingent Value Right (“CVR”) for current Blackbox fintech operations-

-Blackbox has already acquired 13% of Sister Company Evtec Automotive with $80 million in revenue and plans to acquire the remainder of the company in parallel-

-Transaction expected to close in Q1 2024-

December 13, 2023 – Blackboxstocks Inc. (NASDAQ: BLBX), (“Blackbox” or the “Company”), a financial technology and social media hybrid platform offering real-time proprietary analytics for stock and options traders, announced today that on December 12, 2023 it executed a definitive agreement to acquire Evtec Aluminum Limited, (“Evtec”). The transaction is expected to close in the first quarter of 2024.

Evtec is a supplier of proprietary mission critical parts for the Electric Vehicle (“EV”), Hybrid, Performance and Luxury OEM automotive markets to brands including JLR, (formerly Jaguar Land Rover), Aston Martin, Ford, Bentley, and auto suppliers including Dana, American Axle, Cox Powertrain, among others. David Roberts, a 40-year veteran of the global automotive market and a UK Export Ambassador, leads a team of seasoned executives with decades of experience.

●	Revenue estimates for Evtec Aluminum have now reached $52 million for fiscal 2024 ending June 30, an increase of over 60% from the prior year.
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Evtec has record order demand in its pipeline with approximately $778 million in existing orders scheduled for delivery beginning in March 2024. The order book has increased by approximately $430m million over the past eight (8) months and is expected to increase by at least an additional $150 million by March 2024.

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Evtec’s strategy includes both organic growth and growth through acquisition. Evtec’s acquisition targets include companies with strong order books for mostly single sourced parts at attractive valuations. Currently, the Company has multiple targets that are off-market, that can provide substantial growth opportunities.

The Acquisition

●	Post-closing, Blackbox and Evtec Aluminum common stockholders will own 26.7% and 73.3% of the estimated 12,000,000 common shares outstanding post-merger, respectively.

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Blackbox plans to acquire the remaining 87% of Evtec Automotive in Q1 of 2024. Evtec Automotive’s inclusion in the merger would result in Blackbox shareholders retaining 9.5% of the combined companies.

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Blackbox common stockholders of record immediately prior to closing of the transaction will receive a contingent value right (“CVR’) for the net proceeds received by the Company for the sale or spin-off of the current Blackbox fintech operations within a 24- month period after the close of the merger. The current Blackbox operations will be moved into a new subsidiary prior to the closing.

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David Roberts will assume the roles of Chairman and CEO of the parent Company post-closing. Gust Kepler will continue to serve as the CEO of the Blackbox fintech operations and Robert Winspear will remain a director and CFO of the parent Company, all post-closing. Evtec will appoint three new independent directors to the Company’s Board.

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The transaction is expected to close in the first quarter of 2024 and is subject to customary closing conditions including but not limited to regulatory, lender and stockholder approval. Blackbox and Evtec plan to file a joint Registration Statement and proxy on Form S-4 as soon as practical.

Gust Kepler, Chief Executive Officer of Blackbox, commented “This is a great transaction that delivers outstanding value for Blackbox stockholders. Not only will our stockholders retain the current value of the Blackbox operations via a contingent value right (CVR), but they will also receive a significant interest in Evtec’s operations going forward. As a subsidiary of the parent company, Blackbox’s fintech operations will continue to create and provide innovative tools and analytics for traders. We look forward to completing the transaction in Q1 2024 and delivering maximum value to our shareholders.”

Evtec Operations and Strategy

Evtec, founded by leading entrepreneur David Roberts, seeks to generate attractive long-term returns within the manufacturing sector. Evtec’s objective is to push the boundaries of manufacturing excellence through investing in promising companies, clever technology, and market leading practices. They have built up an impressive portfolio of private companies, located in the UK, in a wide variety of sectors including luxury goods, automotive vehicles and trucks, automotive parts and components, consumer goods and industrial products, that complement each other in order to provide the market with superior products and services.

Evtec focuses on the luxury, performance, hybrid and electric vehicle (“EV”) automotive supply chain revolution. The business is based upon streamlining the supply chain for their OEM customers while targeting market segments with strong growth and more price elasticity in order to generate higher margins. EV demand continues to outpace the automotive industry and is expected to continue to do so for the foreseeable future. The luxury segment of the industry generates higher margins, thereby allowing manufacturers to pay premium prices in order to improve supply chain operations and efficiency.

Evtec’s strategy includes future acquisitions to augment its strong organic growth. Leveraging its excellent track record for delivering high quality parts on time, Evtec is well positioned to acquire companies that have strong order books but lack Evtec’s operational capabilities. Evtec currently has multiple targets for potential acquisition.

Evtec’s U.S. strategy is to partner with established brands and distribution to expand into higher margin opportunities driven by Evtec’s relationships with well renowned global brands in the industry, including the racing and performance segments. By providing opportunities for higher margin revenues and new distribution channels, Evtec anticipates its U.S. launch to drive significant revenue growth in 2024 and beyond through organic and acquisition growth.

David Roberts, Chairman and CEO of Evtec, added, “The market opportunity to be a single-source, strategic supplier to global OEMs in the EV and Hybrid automotive sector is significant and growing exponentially. The global pressures on reducing supply chain risk fragility, increasing localization and near-shoring, combined with proven competency in complex assemblies and precision parts, underpins the strong growth we are experiencing at Evtec. Access to the public markets provided by this transaction is compelling for all of our stakeholders as it supports our strategic plan that includes expansion of our global footprint by both organic growth and acquisition.”

James Whittle, Global Purchasing and Supplier Quality Director for JLR (Jaguar Land Rover), said, “JLR is very supportive of Evtec becoming a public company and moving ahead with its investment programme to further increase its capacity and capability to supply key components for our EV vehicles as they are a key strategic partner for us and our growth strategy.”

About Evtec

Evtec is a UK-based business group providing complete assemblies and complex engineered components to auto manufacturers, simplifying sourcing, saving time on procurement, and increasing production efficiency. Their pick and pack service supplies aftermarket automotive products, as well as offering kitting and fulfilment for non-automotive businesses. Their business focuses on premium luxury brands and a market transition to electric vehicles and includes Jaguar Land Rover Group as their largest customer. As a result of significant change in the global supply chain for auto manufacturing in Great Britain that places an increased need for local sourcing of parts, Evtec is well positioned to expand both organically and through acquisition. For more information, go to: https://www.evtec-group.com/

About Blackboxstocks, Inc.

Blackboxstocks, Inc. is a financial technology and social media hybrid platform offering real-time proprietary analytics and news for stock and options traders of all levels. Our web-based software employs "predictive technology" enhanced by artificial intelligence to find volatility and unusual market activity that may result in the rapid change in the price of a stock or option. Blackbox continuously scans the NASDAQ, New York Stock Exchange, CBOE, and all other options markets, analyzing over 10,000 stocks and up to 1,500,000 options contracts multiple times per second. We provide our users with a fully interactive social media platform that is integrated into our dashboard, enabling our users to exchange information and ideas quickly and efficiently through a common network. We recently introduced a live audio/screenshare feature that allows our members to broadcast on their own channels to share trade strategies and market insight within the Blackbox community. Blackbox is a SaaS company with a growing base of users that spans over 40 countries; current subscription fees are $99.97 per month or $959.00 annually.

For more information, go to: https://blackboxstocks.com/

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Contacts

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PCG Advisory

Stephanie Prince

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